Exhibit 99.1

FOR IMMEDIATE RELEASE	October 4, 2018
Contact: Susan M. Jordan
732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES PRICING OF COMMON STOCK OFFERING

FREEHOLD, N.J., October 4, 2018…….Monmouth Real Estate Investment Corporation (NYSE:MNR) (the “Company”), a real estate investment trust (REIT) specializing in net-leased industrial properties, today announced that it has priced a public offering of 8,000,000 shares of its common stock (the “Common Stock”) at a public offering price of $15.00 per share, before underwriting discounts. The offering is subject to customary closing conditions and is expected to close on or about October 9, 2018.

In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to 1,200,000 additional shares of Common Stock at the public offering price, less the underwriting discount. The Company estimates that the net proceeds from this offering, after deducting underwriting discounts (before other transaction costs), will be approximately $115.2 million, or $132.5 million if the underwriters exercise in full their option to purchase additional shares.

The Company intends to use the net proceeds from this offering to purchase properties and fund expansions of existing properties in the ordinary course of its business, to repay borrowings outstanding under its unsecured revolving credit facility, and for general corporate purposes.

BMO Capital Markets, J.P. Morgan, and RBC Capital Markets are the joint book-running managers for the offering. B. Riley FBR, D.A. Davidson & Co., Janney Montgomery Scott and CSCA Capital Advisors, LLC are the co-managers for the offering.

The offering will be made pursuant to the Company’s currently effective shelf registration statement filed with the Securities and Exchange Commission.

The offering of these securities will be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained, when available, by contacting BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York 10036 or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com, J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com, or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 111 properties containing a total of approximately 21.2 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “might,” “anticipate,” “estimate,” “project,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017, March 31, 2018, and June 30, 2018, and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.